NATIONAL GAS & OIL COMPANY

                               SALARY DEFERRAL PLAN

                       TRANSACTIONS INVOLVING AN AMOUNT IN
                        EXCESS OF 5% OF THE CURRENT VALUE
                OF PLAN ASSETS FOR THE YEAR ENDED DECEMBER 31, 1994


                                             Purchase  Selling
                                              Price     Price    Cost

Guaranteed Interest Account

Aggregate of 1994 transfers
into account                                 $133,964    N/A   $133,964

Aggregate of 1994 transfers
from account                                 $127,255    N/A   $127,255